Exhibit 99.(d)(ii)

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE TRUST'S PROSPECTUS

DATED [__], 2021 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

TEKLA WORLD HEALTHCARE FUND

Incorporated under the laws of the State of Massachusetts

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Common Shares of Tekla World Healthcare Fund (the “Trust”).

Subscription Price: $[ ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON MARCH 30, 2021, UNLESS EXTENDED BY THE TRUST

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Every three (3) whole Right entitles the holder thereof to subscribe for and purchase one common share of beneficial interest (the “Shares”), with a par value of $0.01 per share, of the Trust, at a subscription price of $[_] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Tekla World Healthcare Fund’s Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”),any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for the Shares in accordance with the “Instructions as to Use of Tekla World Healthcare Fund Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Tekla World Healthcare Fund and the signatures of its duly authorized officers.

Dated:

President and Chief Executive Officer	Chief Compliance Officer, Secretary and Treasurer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for Shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of Shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for	shares x $ [ ]	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 25% of the Shares for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I apply for	shares x $ [ ]	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021-000-021, Account # 530-354616 American Stock Transfer FBO Tekla World Healthcare Fund, with reference to the rights holder's name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Shares underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I agree to cooperate with the Trust and provide to the Trust any and all information requested by the Trust in connection with the exercise of the rights granted in the previous sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF TEKLA WORLD HEALTHCARE FUND SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (866) 620-0678.